Exhibit 99.1

                               PRESS RELEASE
                REPORT OF EARNINGS AND DIVIDEND DECLARATION

                                                              March 5, 2007
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2006 and 2005, in thousands of dollars except per share amounts.


                                      Three Months Ended   Twelve Months Ended
                                          December 31,          December 31,
                                        2006       2005       2006       2005

Net  sales                          $  704,505 $  601,826 $2,707,397 $2,688,894


Net earnings                        $   76,770 $   82,811 $  258,689 $  266,662

Earnings per common share

 Basic                              $    60.86 $    65.65 $   205.09 $   212.20

 Diluted                            $    60.86 $    65.65 $   205.09 $   211.94

Weighted average shares outstanding

 Basic                               1,261,367  1,261,367  1,261,367  1,256,645

 Diluted                             1,261,367  1,261,367  1,261,367  1,258,202


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at www.seaboardcorp.com/news .

The Company today announced that the Board of Directors of the Company has declared a dividend of seventy-five cents ($0.75) per share on the common stock of the Company payable March 30, 2007 to stockholders of record at the close of business on March 20, 2007.

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